May 2020 IR Presentation

Forward-Looking Statements This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, “CVI”, “CVR Energy”, “we”, “us” or the Company”) will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: crude oil capacities; strategic value of our locations; crude oil, shale oil and condensate production, quality and pricing (including price advantages) and our access thereto (including cost of such access) via our logistics assets, pipelines or otherwise; fertilizer segment feedstock costs, marketing agreements and utilization rates; impacts of COVID-19 on the Company and the economy including volatility in commodity prices; strategic initiatives including our ability to operate safely, control costs and maintain our balance sheet and liquidity; Environmental, Health & Safety improvements; reduction in RINs exposure by biodiesel blending, development of wholesale or retail businesses or otherwise; renewable diesel projects; lost opportunities and capture rates; cash flow preservation including reductions in capital spending by 30% or at all or in operating expenses and SG&A by $50M or at all; market recovery and dislocation; potential near-term opportunities including consolidation; pipeline reversals; gathering volumes and shut-ins; pipeline space; complexity; optionality and flexibility of our crude oil sourcing and/or marketing network; blending and RIN generation; product mix; conversion and distillate yields; cost of operations; throughput and production; the macro environment; crack spreads (including improvement thereof) crude oil differentials (including our exposure thereto) and product demand recovery; dividend yield, cash return (and consistency thereof) and net leverage as compared to peers or otherwise; capital and turnaround expenses, timing and activities for both refining and fertilizer segments; the crude optionality and Isom projects including deferral thereof; HF mitigation projects including the costs, timing, returns, benefits and impacts thereof; global and domestic nitrogen demand and consumption; gasoline and ethanol demand destruction including impact on corn demand and fertilizer consumption; imports; EU tariffs; population growth; amount of arable farmland; biofuels consumption; diet evolution; product pricing and capacities; logistics optionality; rail access and delivery points; sustainability of production; demand growth and supply/demand imbalance; corn demand, stocks, uses, pricing, consumption, production, planting and yield; continued safe and reliable operations; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA, Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. 2

Mission and Values Our Guiding Principles Our mission is to be a top-tier North American petroleum refining and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. 3 3

Company Overview Mid-Continent Focused Refining & Fertilizer Businesses CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries. CVR Energy’s Petroleum segment is the larger of the two businesses and is comprised of two Mid-Continent complex refineries and associated logistics assets. Our Nitrogen Fertilizer business is comprised of our ownership of the general partner and 34 percent of the common units of CVR Partners, LP. Petroleum Segment Fertilizer Segment ➢ 2 strategically located Mid- ➢ CVI owns the general Continent refineries close to partner and 34% of the Cushing, Oklahoma common units of CVR ➢ 206,500 bpd of nameplate crude Partners, LP (NYSE: UAN) oil capacity ➢ 2 strategically located ➢ Direct access to crude oil and facilities serving the condensate fields in the Southern Plains and Corn Anadarko Basin Belt ➢ Complimentary logistics assets ➢ Well positioned to benefit provide a variety of crude oil from low feedstock cost supply options environment ➢ Access to multiple key pipelines provides access to quality and ➢ Consistently maintained price advantaged crude oil – high utilization rates at 100% exposure to WTI-Brent production facilities differential ➢ Marketing agreement with ➢ 97% liquid volume yield & 41% LSB Industries Pryor, OK, distillate yield(1) facility’s UAN production (1) Based on total throughputs; for the last twelve months ended March 31, 2020 4 4

Strategic Priorities

Focus on Operating Safely, Controlling Costs and Maintaining Balance Sheet & Liquidity

Environmental, Health and Safety

Continuing to improve in all Environmental, Health and Safety matters - Safety is Job 1

- ✓ 1Q 2020 Total Recordable Incident Rate was down 83%, Process Safety Occurrences were down 67% and Environmental Events were down 62% compared to 1Q 2019.

Cash Flow Preservation

Focusing capital spending only on projects that are critical to safe and reliable operations, or critical path for future required work

- ✓ Reduced 2020 capital spending plan by nearly 30%. Targeting $50 million reduction in operating expenses and SG&A. Deferring turnaround at Wynnewood from Spring to Fall 2021. CVR Partners deferring Coffeyville turnaround from Fall 2020 to Summer 2021 and East Dubuque from Fall 2021 to second half of 2022.

Preserve Balance Sheet and Liquidity

Positioning to take advantage of market recovery and potential near-term opportunities

- ✓ Ended 1Q 2020 with total liquidity position of $892 million and net debt to TTM EBITDA of 0.6x (excluding CVR Partners). Market dislocation may present near-term opportunities, including consolidation.

Focus on Crude Oil Quality & Differentials

Leveraging our strategic location and our proprietary gathering system to deliver high quality and cost-efficient crude oil to our refineries

- ✓ 1Q 2020 gathering volumes were approximately 136,000 bpd. Expect further decline in gathering volumes as producers shut in production. Gathering volume reductions in the near-term will be replaced via access to Cushing and West Texas. Recently reversed Red River Pipeline connecting Wynnewood to Cushing.

Reduce our RIN Exposure

Reducing our RIN exposure through increased blending and building a wholesale/retail business; evaluating a renewable diesel project at one or both refineries

- ✓ Internal RINs generation increased to 24% for 1Q 2020, an increase of 14% compared to 1Q 2019. Currently evaluating a potential Renewable Diesel project that could further offset our RIN exposure.

Reduce Lost Opportunities

Reducing lost opportunities and improving capture rates

- ✓ Total lost profit opportunities for 1Q 2020 declined by approximately 30% compared to 1Q 2019.

5

PETROLEUM SEGMENT

Asset Footprint

Strategically Located Assets near Cushing and SCOOP/STACK


Pony Express
Phillipsburg
Plainville
Plainville
White Cliffs
KS
Keystone
Kelly
Topeka
Kansas City
Wichita
Hooser to
Broome
Hooser
Spearhead
White Cliffs
Pony Express
Shidler
Caney
Barnsdall
Tulsa
Mississippi Lime
STACK
Oklahoma City
Cushing
Red River
OK
Duncan
Excel
Basin
SCOOP
Coffeyville Refinery
Wynnewood Refinery
CVR Refining Trucking Operations
Major Crude Oil Storage Units
Other Third-party Crude Oil Pipelines
CVR Crude Oil Pipelines
Major Third-party Crude Oil Pipelines
Leased Pipelines
Joint Venture Pipelines

Mid-Continent Refineries

Nameplate crude oil capacity of 206,500 bpd across two refineries

- 1Q20 total throughput of 156,518 bpd (impacted by planned Coffeyville turnaround)
- 2019 total throughput of 215,971 bpd

Average complexity of 10.8

Located in Group 3 of PADD II

Crude Oil Sourcing Optionality

Refineries are strategically located ~ 100 to 130 miles from Cushing, OK with access to domestic conventional and locally gathered shale oils and Canadian crude oils

Historical space on key pipelines provide a variety of crude oil supply options; recently reversed Red River pipeline connecting Wynnewood to Cushing

Crude oil gathering system with access to production across Kansas, Nebraska, Oklahoma and Missouri

- 1Q20 gathered volumes of approximately 136,000 bpd

Logistics asset portfolio includes over 430 miles of owned or JV pipelines, over 7 million barrels of total crude oil and product storage capacity and 39 LACT units

7

Strategically Located Mid-Con Refineries Multiple Takeaway Options Provide Product Placement Flexibility Marketing Network Optionality ➢ Marketing activities focused in central mid- continent area via rack marketing, supplying customers nearby and at terminals on third- party distribution systems ➢ Rack marketing enables the sale of blended products, allowing CVR to capture the RIN ➢ Majority of refined product volumes flow north on Magellan system or NuStar pipelines ➢ Flexibility to ship product south into Texas ➢ Over 100 product storage tanks with shell capacity of over 4 million barrels across both refineries 8

High-Quality Refining Assets Favorable Product Mix and Low-Cost Operations Consolidated Favorable High Distillate Yield (1) Consolidated Low Cost Operator(2) (3) Total Throughput(2) Total Production(2) Heavy Canadian (4) Other (5) Other (6) Condensate 2% 6% 6% 6% Midland WTI 5% WTL 1% 201,971 Regional Distillate 199,897 Gasoline bpd Crude 42% bpd 52% 52% WTI 29% (1) Based on crude oil throughputs. (2) Based on total throughputs for the last twelve months ended March 31, 2020. CVI elevated in 1Q 2020 due to planned Coffeyville turnaround. (3) Operating expenses based on per barrel of total throughput. (4) Currently have pipeline space up to 35,000 bpd but has historically been more economic to sell heavy crude oils in Cushing, Oklahoma. (5) Other includes natural gasoline, isobutane, normal butane and gas oil. 9 (6) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels..

Challenging Macro Environment Expect Crack Spreads to Improve as the U.S. Reopens and Product Demand Recovers 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) Midland-Cushing and WTL-WTI Differentials ($/bbl) $30 $5 NYMEX 2-1-1 Group 3 2-1-1 Brent-WTI Midland - Cushing WTL - WTI $25 $0 $20 ($5) Futures Futures $15 ($10) $10 ($15) $5 $0 ($20) Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Apr-21 Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Apr-21 WCS – WTI Differential ($/bbl) WTI-Based ULSD Crack Spread ($/bbl) Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 $35 $0 $30 ($5) ($10) $25 ($15) Futures $20 ($20) ($25) $15 Futures ($30) $10 ($35) $5 ($40) ($45) $0 ($50) Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Apr-21 Source: MarketView as of May 4, 2020 10

Competitive Dividend Yield & Leverage Position Consistent Cash Return Profile and Below Average Net Leverage Current Dividend Yield Highest Among US Refiners Dividend Payout Ratio >2x Peer Average Consistent Return of Cash through Dividends Net Leverage Position Well Below Peer Average(1)(2) (1) Based on closing prices on May 7, 2020 (2) Based on balance sheet as of March 31, 2020 11

Long-Term Value Creation Projects

Environmental Mitigation Project with Expected Liquid Yield Enhancement

HF Mitigation Project at Wynnewood

Intended to:

- Eliminate the use of hydrofluoric (HF) acid catalyst in the alkylation unit
- Increase liquid yield and production of premium gasoline at Wynnewood

HF mitigation alone would cost approximately $36 million with no EBITDA uplift; currently evaluating multiple technologies to replace the HF acid catalyst while also adding yield enhancements

Expect to complete Schedule A engineering design in and select a technology by the end of 2020

If approved, timing for project completion is expected to be in 2023

Feasibility study underway at Coffeyville for similar implementation



Project Economics

Total Capital Spend Estimate: $90 million

Potential Annual EBITDA Uplift: $29 million+(1)(2)

Expected Internal Rate of Return: 40% or higher on net spending of $54 million(2)

(1) A reconciliation of this non-GAAP measure has not been provided because the method by which the project could be funded has not been determined. Further, changes in project cost estimates and timing of cash flows could have a significant impact on a reconciliation of projected EBITDA to net income.

(2) Based upon Premium Gasoline uplift of 23.5 cents per gallon.

12

Capital Expenditures and Turnarounds Disciplined Approach to Capital Spending $250 2020 Total Capex budget of $74M - $78M $200 Reduced 2020 planned spending by over 30% $150 Environmental and Maintenance spending planned $M at $65M - $68M $100 $50 Growth capex budgeted at $9M - $10M $0 ➢ Capital spending for 2020 focused only on projects 2015 2016 2017 2018 2019 2020e that are critical to safe and reliable operations or Environmental & Maintenance Growth are critical path for future required work $250 $200 2020 Turnaround spending planned at $140M - $150M $150 Coffeyville refinery planned turnaround began at $M $100 the end of February and was completed in April $50 ➢ Wynnewood turnaround planned for the Spring of 2021 is being deferred until the Fall of 2021 $0 2015 2016 2017 2018 2019 2020e Turnaround spending Note: As December 31, 2019 13

FERTILIZER SEGMENT

Solid Trends in Fertilizer Demand Growth Global and Domestic Demand for Nitrogen Remains Strong Global nitrogen consumption increased by 15% between 2008 and 2018 driven by: Global Nitrogen Consumption ➢ Population growth 140 130 ➢ Decrease in arable farmland per capita 120 ➢ Biofuel consumption 110 100 ➢ Continued evolution to more protein-based 90 diets in developing countries Million Tonnes 80 Gasoline and ethanol demand destruction 70 from COVID-19 pandemic may impact 2021 60 50 corn demand and fertilizer consumption 2010 2011 2012 2013 2016 2017 2018 2019 2022 2023 2024 2025 2028 2029 2030 2014 2015 2020 2021 2026 2027 Global Arable Land per Capita US Nitrogen Consumption 14.0 13.5 13.0 12.5 12.0 11.5 Million Million Tonnes 11.0 10.5 10.0 2012 2013 2014 2016 2017 2018 2020 2021 2022 2024 2025 2026 2028 2029 2030 2010 2011 2015 2019 2023 2027 Source: Fertecon, World Bank 15

U.S Nitrogen Supply & Demand Domestic Supply and Demand Picture is More Balanced Corn Stocks to Use Compared to Netback Fertilizer Pricing US Nitrogen Supply ➢ Nitrogen fertilizers represent approximately 15% of farmers’ cost structure and significantly improves yields ➢ UAN prices for 1Q 2020 declined $56/ton from 1Q 2019, or 25% Y/Y ➢ Major global nitrogen capacity build cycle largely complete in 2017/2018. Additional tons have been absorbed by the market, though imports have increased recently following EU tariffs on Russia and Trinidad ➢ Near-term outlook is good as we expect planted corn acres of 92 to 95 million, a significant increase from 2019 Source: NPK Fertilizer Consultant, USDA, Blue Johnson and Associates, Inc. 16

Strong Demand for Corn in the U.S.

Increasing Corn Consumption is Positive for Nitrogen Demand

- Corn has a variety of uses and applications, including feed grains, ethanol for fuel and food, seed and industrial (FSI)
- Feed grains
  - ~96% of domestic feed grains are supplied by corn
  - Consumes ~37% of annual corn crop[1]
- Ethanol
  - Consumes ~38% of annual corn crop[1]
  - Corn demand for 2021 may be impacted by the loss of gasoline and ethanol demand as a result of COVID-19
- Corn production driven more by yield than acres planted
- Nitrogen is low on the cost curve for farmers

U.S. Domestic Corn Use



(Bushels in billions)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
'99 - '19 CAGR: 2.5%
1980
1982
1984
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
Feed / Residual Use
Ethanol
Seed & Industrial

Domestic Corn Planted Acres and Yield per Acre



Million planted acres
Bushels per harvested acre
120
100
80
60
40
20
0
200
180
160
140
120
100
80
60
40
20
0
1926
1930
1934
1938
1942
1946
1950
1954
1958
1962
1966
1970
1974
1978
1982
1986
1990
1994
1998
2002
2006
2010
2014
2018
Planted acres
Yield per acre

Source: USDA Economic Research Service and USDA WASDE.

(1) Based on 2015 – 2019 average.

17

Strategically Located Assets Well-Positioned in Premium Pricing Regions ➢ Large geographic footprint serving the Southern Plains and Corn Belt region ➢ Well positioned to minimize distribution costs and maximize net back pricing ➢ New rail loading rack at Coffeyville increases logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points ➢ Production sustainability due to storage capabilities at the plants and offsite locations ➢ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production 18

Key Operating Statistics Consistent High Utilization at Both Facilities Consolidated Production Volumes Ammonia Utilization(1) Consolidated Feedstocks Costs(2) Consolidated Sales Revenue(2)(3) (1) Adjusted by planned turnarounds. (2) For the last twelve months ended March 31, 2020. 19 (3) Excludes freight.

Capital Expenditures and Turnaround Expenses Primarily Focused on Maintenance Spending East Dubuque Merger on 2020 Total Capex budget of $19M - $23M April 1, 2016 $25 Reduced 2020 planned spending by over 15% $20 Environmental and Maintenance spending planned $15 at $14M - $16M $M $10 Growth capex budgeted at $5M - $7M $5 ➢ Growth capex budget includes Urea/UAN $0 2015 2016 2017 2018 2019 2020e expansion projects at East Dubuque Maintenance Growth East Dubuque Merger on 2020 Turnaround spending planned at <$1M $10.0 April 1, 2016 $8.0 Maintenance work completed during unplanned downtime at Coffeyville in 1Q20 enables pushing $6.0 the turnaround scheduled for the Fall of 2020 to $M the Summer of 2021 $4.0 $2.0 East Dubuque turnaround planned for the Fall of 2021 being deferred to the second half of 2022 $0.0 2015 2016 2017 2018 2019 2020e Turnaround spending Note: As of March 31, 2020 20

APPENDIX

Long-Term Value Creation Projects

Increase Feedstock Flexibility & Improve Liquid Yield at Coffeyville

Crude Oil Optionality at Coffeyville

If approved, this project would increase Coffeyville's capacity to run natural gasoline to 10,000 bpd and/or increase light shale crude oil and condensate processing

- Additional naphtha hydrotreating capacity
- Additional C5 / C6 isomerization capacity
- Create Tier III gasoline flexibility / premium production

Schedule A engineering design and finalized detailed cost estimate is complete

Timing for completion is TBD

Total capital cost currently estimated at approximately $200 million

Group 3 Gasoline vs. Conway Natural Gasoline ($/gal)



YTD Spread ~$0.27/gal, over $11/bbl
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Group 3 Suboctane
Conway Natural Gasoline
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20

This project is being deferred as we seek to preserve cash and liquidity in the current market environment

22

Long-Term Value Creation Projects Increase Feedstock Flexibility & Improve Liquid Yield Isomerization Unit at Wynnewood Group 3 Premium Gasoline Spread over Subgrade ($/gal) Intended to: YTD Spread ~$0.28/gal, over $11.50/bbl ➢ Run more SCOOP/STACK light crude oils and condensates ➢ Improve liquid volume yield and increase distillate yield ➢ Increase capability to produce additional premium gasoline (typically >$0.25/gal. uplift) ➢ Reduce benzene content of gasoline – generate more credits Schedule A design work is complete, currently working detailed engineering This project is being deferred as we Achieved Board approval at the end of 2019, subject to seek to preserve cash and liquidity in continuing internal project approval processes the current market environment Timing for completion is TBD Total capital cost currently estimated at $117 million 23

Non-GAAP Financial Measures Available Cash for Distribution - EBITDA reduced for cash reserves established by the board of directors of our general partner for (i) debt service, (ii) maintenance capital expenditures, and, to the extent applicable, (iii) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any, in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for the Company’s Petroleum segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period. EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Net Debt and Finance Lease Obligations Exclusive of Nitrogen Fertilizer - Net debt is total debt and finance lease obligations reduced for cash and cash equivalents. Refining Margin represents the difference between the Company’s Petroleum segment net sales and cost of materials and other. Refining Margin adjusted for Inventory Valuation Impact represents Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories recognized in prior periods. The Company records its commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes we hold in inventory can have favorable or unfavorable impacts on its refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry. Refining Margin and Refining Margin adjusted for Inventory Valuation Impact, per Throughput Barrel represents Refining divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer - Total debt and net debt and finance lease obligations is calculated as the consolidated debt and net debt and finance lease obligations less the Nitrogen Fertilizer Segment debt and net debt and finance lease obligations as of the most recent period ended divided by EBITDA exclusive of the Nitrogen Fertilizer Segment for the most recent twelve-month period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document 24

Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Energy, Inc.	2015	2016	2017	2018	2019	2Q 2019	3Q 2019	4Q 2019	1Q 2020	TTM
Net Income	$ 350	$ 10	$ 258	$ 366	$ 362	$ 128	$ 104	$ 28	$ (101)	$ 159
Add: Interest expense and other financing costs, net of interest income	47	83	109	102	102	26	26	24	35	111
Add: Income tax expense (benefit)	105	(19)	(220)	79	129	41	34	19	(36)	58
Add: Depreciation and amortization	199	229	258	274	287	78	71	71	64	284
EBITDA	**$ 701**	**$ 303**	**$ 405**	**$ 821**	**$ 880**	**$ 273**	**$ 235**	**$ 142**	**$ (38)**	**$ 612**

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	2Q 2019	3Q 2019	4Q 2019	1Q 2020	TTM
Refining margin	$ 308	$ 334	$ 244	$ 22	$ 908
Divided by: total throughput barrels	20	20	20	14	74
Refining margin per throughput barrel	$ 15.66	$ 16.34	$ 12.47	$ 1.52	$ 12.28
Inventory valuation impacts	$ -	$ 1	$ (12)	$ 136	$ 125
Refining margin, excluding inventory valuation impacts	308	335	232	158	1,033
Divided by: total throughput barrels	20	20	20	14	74
Refining margin, excluding inventory valuations impacts, per throughput barrel	**$ 15.68**	**$ 16.37**	**$ 11.86**	**$ 11.06**	**$ 13.97**

Direct Operating Expense per throughput barrel	2Q 2019	3Q 2019	4Q 2019	1Q 2020	TTM
Direct operating expenses	$ 86	$ 91	$ 91	$ 84	$ 352
Throughput (bpd)	216,283	222,000	212,729	156,518	202,395
Total Throughput (mm bbls)	20	20	20	14	74
Direct operating expenses per total throughput barrel	**$ 4.40**	**$ 4.46**	**$ 4.63**	**$ 5.87**	**$ 4.75**

Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q19. These amounts are unaudited.

25

Non-GAAP Financial Measures Three Months Ended Twelve Months (In USD Millions) June 30, September 30, December 31, March 31, Ended 2019 2019 2019 2020 March 31, 2019 Consolidated Net income (loss) $ 128 $ 104 $ 28 $ (101) $ 159 Add: Interest expense, net 26 26 24 35 111 Income tax expense (benefit) 41 34 19 (36) 58 Depreciation and amortization 78 71 71 64 284 EBITDA $ 273 $ 235 $ 142 $ (38) $ 612 Nitrogen Fertilizer Net income (loss) $ 19 $ (23) $ (25) $ (21) $ (50) Add: Interest expense, net 16 16 16 16 64 Depreciation and amortization 25 18 20 16 79 EBITDA $ 60 $ 11 $ 11 $ 11 $ 93 EBITDA exclusive of Nitrogen Fertilizer $ 213 $ 224 $ 131 $ (49) $ 519 26

Non-GAAP Financial Measures Reconciliation of Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer (In USD Millions) Twelve Months Ended March 31, 2020 Total debt and finance lease obligations(1) $ 1,691 Less: Nitrogen Fertilizer debt and finance lease obligations 633 Total debt and finance lease obligations exclusive of Nitrogen Fertiizer 1,058 EBITDA exclusive of Nitrogen Fertilizer $ 519 Total debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer 2.0x Consolidasted cash and equivalents $ 805 Less: Nitrogen Fertilizer cash and cash equivalents 58 Cash and cash equivalents exclusive of Nitrogen Fertilizer 747 Net debt and finance lease obligations exclusive of Nitrogen Fertilizer(2) $ 311 Net debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer(2) 0.6x (1) Amounts are shown inclusive of the current portion of finance lease obligations (2) Net debt represents total debt and finance lease obligations exclusive of cash and cash equivalents 27

Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Partners, LP	2015	2016	2017	2018	2019	2Q 2019	3Q 2019	4Q 2019	1Q 2020	TTM
Net Income (loss)	$ 62	$ (27)	$ (73)	$ (50)	$ (35)	$ 19	$ (23)	$ (25)	$ (21)	$ (50)
Add: Interest expense and other financing costs, net of interest income	7	49	63	63	62	16	16	16	16	64
Add: Income tax expense (benefit)	-	0	0	(0)	(0)	0	0	0	0	0
Add: Depreciation and amortization	28	58	74	72	80	25	18	20	16	79
EBITDA	**$ 97**	**$ 80**	**$ 64**	**$ 84**	**$ 107**	**$ 60**	**$ 11**	**$ 11**	**$ 11**	**$ 93**

(In USD Millions)

CVR Partners, LP	2015	2016	2017	2018	2019	2Q 2019	3Q 2019	4Q 2019	1Q 2020	TTM
EBITDA	$ 97	$ 80	$ 64	$ 84	$ 107	$ 60	$ 11	$ 11	$ 11	$ 93
Less: Debt service	(6)	(46)	(60)	(59)	(60)	(15)	(15)	(15)	(15)	(60)
Less: Maintenance capital expenditures	(10)	(14)	(14)	(15)	(18)	(1)	(7)	(7)	(4)	(19)
Less: Cash reserves for future operating needs	-	-	-	-	(28)	(5)	-	-	-	(5)
Less: Cash reserves for future turnaround expenses	(8)	-	-	-	-	(7)	-	-	-	(7)
Less: Cash reserves for maintenance capital expenditures	-	-	-	-	-	(16)	-	-	-	(16)
Add: Loss on extinguishment of debt	-	5	-	-	-	-	-	-	-	-
Add: Insurance recovery - business interruption	-	4	-	-	-	-	-	-	-	-
Add: Impact of purchase accounting	-	13	-	-	-	-	-	-	-	-
Add: Available cash associated with East Dubuque 2016 first quarter	-	6	-	-	-	-	-	-	-	-
Add: Release of previously established cash reserves	7	-	-	-	25	-	18	7	3	28
Available cash for distribution	**$ 81**	**$ 49**	**$ (10)**	**$ 10**	**$ 26**	**$ 15**	**$ 8**	**$ (4)**	**$ (6)**	**$ 13**

28

2020 Estimated Capital Expenditures 2019 Actual 2020 Estimate (1)(2) Maintenance Growth Total Maintenance Growth Total Low High Low High Low High Petroleum $ 79 $ 10 $ 89 $ 65 $ 68 $ 9 $ 10 $ 74 $ 78 Nitrogen Fertilizer 18 2 20 14 16 5 7 19 23 Other 5 - 5 2 4 - - 2 4 Total $ 102 $ 12 $ 114 $ 81 $ 88 $ 14 $ 17 $ 95 $ 105 (1) Total 2020 estimated capital expenditures includes approximately $1 to $2 million of growth-related additional approvals before commencement (2) Total 2020 estimated capital expenditures does not include planned Turnaround spending of $140 to $150 million 29

Simplified Organizational Structure 30